Exhibit (j) under Form N-1A
                                         Exhibit 23 under Item 601/Reg. S-K


         Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Institutional, Institutional Service, Class C and Class K Shares' Prospectuses for the Federated Max-Cap Index Fund; the Institutional and Class C Shares' Prospectuses for the Federated Mini-Cap Index Fund and the Prospectus for the Federated Mid-Cap Index Fund and "Independent Registered Public Accounting Firm" in the Institutional, Institutional Service, Class C and Class K Shares' Statement of Additional Information for the Federated Max-Cap Index Fund; the Institutional and Class C Shares' Statement of Additional Information for the Federated Mini-Cap Index Fund and the Statement of Additional Information for the Federated Mid-Cap Index Fund in Post-Effective Amendment Number 31 to the Registration Statement (Form N-1A, No. 33-33852) of Federated Index Trust, and to the incorporation by reference of our reports dated December 12, 2005 on Federated Max-Cap Index Fund, Federated Mini-Cap Index Fund and Federated Mid-Cap Index Fund (the three portfolios comprising the Federated Index Trust) included in the Annual Reports to Shareholders for the fiscal year ended October 31, 2005.


                                                /s/ ERNST & YOUNG LLP
                                                ERNST & YOUNG LLP


Boston, Massachusetts
December 21, 2005